UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2019

Token Communities Ltd.

(Exact name of registrant as specified in its charter)

Delaware	000-55489	81-3709511
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1431 Ocean Street #1600

Santa Monica, CA 90401

(Address of principal executive offices, including zip code)

+310 717-7745

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 – CHANGE IN CONTROL OF REGISTERANT.

On April 2nd, 2019, the Company executed an Acquisition and Exchange Agreement with Lalit Kumar Verma and Manickam Mahalingam, who together control 100% of the common shares of ABT Auto Investments Ltd., a private English company. Pursuant to the Agreement, Messrs. Verma and Mahalingam exchanged 96,001 shares, representing 100% of the common shares of ABT Auto Investments Ltd for a total of 3,530,000,000 new issue treasury shares issued by the Company, representing 95% ownership of the Company.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On April 2nd, 2019, the majority Shareholders of the Company elected Mr. Manickam Mahalingam as Director and Chairman; Mr. Lalit Verma as Director, Chief Executive Officer, and President; and Dheeraj Jain as Chief Financial Officer and Director. At the same time, Mr. Alexander Lightman resigned his position as Chief Executive Officer, and has transitioned to Chief Technical Officer; and Mr. Peter Maddocks resigned his position as Chief Financial Officer; and Mr. Steven Knight resigned his position as Chairman of the Board and is now Vice Chairman under Mr. Mahalingam.

Manickam Mahalingam, 63, is Chair of the Sakthi Group, during his 25-year tenor he has been instrumental in developing it into a 1 Billion dollar conglomerate. In addition to spearheading the development of the automotive segment, he has also been pivotal to establishing multiple educational institutions. He has received several international awards for leadership and outstanding contributions in the automotive industry, and holds an MA from Madras University and an MBA from University of Michigan.

Lalit Verma, 40, is the CEO of Sakthi Automotive Group. He brings years of executive international experience working in India, Japan, China, Korea and the US. His expertise is in supply chain management and global purchasing at OEMs like GM, Honda and Bombardier. He has obtained his MA from Delhi College of Engineering and his MBA from the Institute of Management Technology in Ghaziabad, India.

Deeraj Jain, 39, is currently Director and CFO of ABT Auto Investment Ltd. He has previously held the post of Managing Director of Redcliffe Capital, focused on Leverage buyouts, M&A and Property Investments. He is also an active early stage investor and holds a robust portfolio of 35+ businesses mostly in India, Singapore and the USA. He previously held several posts at Nokia including CIO office, Markets Strategy and Global Finance for almost a decade. Before Nokia, he was a management consultant at Zensar Technologies (Fujitsu services JV) for British Gas, UBS, Cisco, amongst others. He is currently a guest lecturer at City University, London. Deeraj holds a computer science degree from Delhi University, as well as an Executive MBA from Cass Business School, London.

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 2nd, 2019, the Company entered into an Acquisition and Share Exchange Agreement with Lalit Kumar Verma and Manickam Mahalingam, who together control 100% of the ordinary shares of ABT Auto Investments Ltd., a private English company. Pursuant to the Agreement, Messrs. Verma and Mahalingam exchanged 96,001 shares, representing 100% of the common shares of ABT Auto Investments Ltd for 3,530,000,000 treasury shares issued by the Company, by which ABT Auto Investments Ltd. is now a wholly owned subsidiary of the Company.

ITEM 9.01 EXHIBITS

  (d) Exhibits.

10.1Shareholder’s Resolution Appointing New Officers and Directors

10.2Resignation of Alexander Lightman

10.3Resignation of Peter Maddocks

10.4Resignation of Steven Knight

10.5Acquisition and Share Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3rd, 2019

Token Communities Ltd.

        _S/________________________

By:   Lalit Verma, CEO